                  CONTACT COMMUNICATIONS INC.
                   600 Data Drive, Suite 100
                      Plano, Texas  75075
                         (214) 964-9500


July 10, 1995



Mr. W. David Sweatt
President
Signet Paging of Raleigh, Inc.
2411-116E Millbrook Road
Raleigh, N.C.  27604

Dear Mr. Sweatt:

      This letter will confirm the understanding that W. David Sweatt (the "Shareholder"), and Signet Paging of Raleigh, Inc. a North Carolina corporation, all of the capital stock of which is owned by the Shareholder (the "Company"), have reached with Contact Communications Inc., a Delaware corporation ("Buyer"), and wholly owned subsidiary of ProNet Inc. ("ProNet"), with respect to the acquisition ("Acquisition") by Buyer from the Company of those assets described in EXHIBIT A attached hereto as "Acquired Assets" (the "Acquired Assets").

      1. The parties hereto shall immediately proceed with the further negotiation, preparation and execution of a Definitive Agreement (herein so called) containing, among other things, the terms and conditions set forth in EXHIBIT A attached hereto. The parties intend that the Definitive Agreement be executed no later than 5:00 p.m., Dallas time, September 15, 1995, unless they shall otherwise agree in writing.

      2.    Following   the   date   of  execution   hereof,  the
Shareholder and the Company shall afford to Buyer through its officers, attorneys, accountants, lenders and authorized representatives and affiliates free and full access to the properties, books and records of the Company on reasonable notice during normal business hours in order to permit Buyer to make such investigation of the business, properties and operations of the Company as Buyer may deem necessary. In the event Buyer determines not to proceed with the Acquisition, any information furnished to, or obtained by, any party hereto, its officers, attorneys, accountants, lenders or authorized representatives, as a result of its investigations or otherwise in connection with the Acquisition, shall be treated as confidential information except (a) to the extent such information is otherwise public or generally available to the public or (b) as required by law. In the event the Acquisition does not occur, each party shall return to the other parties all written confidential information furnished by the other parties to it or him and will not thereafter use, for any purposes whatsoever, such confidential information, or permit any such confidential information to be made publicly available.

Mr. Sweatt
July 10, 1995
Page 2




      3. The Shareholder and the Company represent and warrant to Buyer that neither Shareholder nor the Company has entered into any agreement pursuant to which any person or entity has obtained the right to acquire any portion of the securities or assets of the Company (whether by purchase of assets or stock, by merger, or otherwise) and (b) the execution, delivery and performance of this letter of intent by the Shareholder and the Company do not and will not breach, violate or conflict with, or permit the cancellation of, any agreement to which the Company is a party or by which it or its properties is bound. In order to induce Buyer to undertake the considerable effort and to incur the major expenses associated with the Acquisition, the Shareholder and the Company shall not, and shall use their best efforts to cause the officers, directors, employees, and agents of the Company not to, (a) solicit, initiate or encourage the submission of proposals or offers from any person or entity for, or enter into any agreement or arrangement relating to, any acquisition or purchase of any or all of the assets of, or securities of, or any merger, consolidation, or business combination with, the Company or any subsidiary thereof or (b) participate in any negotiations regarding, or, except as required by legal process, furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing until 5:00 p.m., Dallas, Texas time, on September 15, 1995. In addition, until 5:00 p.m., Dallas, Texas time, on September 15, 1995, the Shareholder and the Company agree that neither the Shareholder nor the Company will enter into any agreement or consummate any transaction that would interfere with the consummation of the Acquisition. The Shareholder and the Company shall promptly notify Buyer if any such proposal or offer described in this paragraph, or any inquiry or contact with any person or entity with respect thereto, is made. The notification under this paragraph shall include the identity of the person or entity making such acquisition, offer or other proposal, the terms thereof, and any other information with respect thereto as Buyer may reasonably request and which may be legally provided to Buyer by the Company and the Shareholder.

      4. No public announcement shall be made by Buyer, ProNet, the Company or either Shareholder with respect to the transactions contemplated hereby without the approval of the respective parties, unless otherwise required by law; provided, however, it is specifically understood that ProNet shall issue press releases regarding the execution of this letter of intent, the execution of the Definitive Agreement and the Closing of the Acquisition, as well as any public filing required by ProNet's status as a company whose common stock is publicly-traded.

      5. This letter is intended merely to be a guide in the preparation of a Definitive Agreement satisfactory to the parties hereto and nothing contained herein shall be construed to preclude other provisions that are inconsistent with the terms of the Acquisition outlined herein from being included in the
Definitive Agreement, provided such other provisions are satisfactory to all parties to the Definitive Agreement. While the parties presently intend to proceed promptly to complete the Definitive Agreement, it is expressly understood that this is a letter of intent and

Mr. Sweatt
July 10, 1995
Page 3

that no liability or obligation of any nature whatsoever is intended to be created between or among any of the parties hereto except as set forth in paragraphs 2, 3 and 4 hereof.

      If the foregoing sets forth your understanding with respect to this matter, please execute the enclosed copies of this letter in the space provided below for your signatures and return one fully executed copy to the undersigned, whereupon this letter shall become a binding agreement among the parties hereto and our respective heirs, successors and assigns as of the date hereof.

                                   CONTACT COMMUNICATIONS INC.


                              By:         Mark A. Solls
                                 --------------------------------
                              Title: VICE PRESIDENT

Accepted and agreed to in all respects
as of 10th day of July, 1995.

SIGNET PAGING OF RALEIGH, INC.


By:          W. DAVID SWEATT
   ------------------------------------
Title: CHAIRMAN


             W. DAVID SWEATT
   ------------------------------------
   W. David Sweatt

                                                  EXHIBIT A


                 SIGNET PAGING OF RALEIGH, INC.
                           TERM SHEET


Nature of Transaction         Sale of Assets

Purchase Price                The   Purchase   Price   shall   be
                              $8,000,000.

                              The Purchase Price shall be paid as
                              follows:   (a)  60%  in   cash   at
                              closing, (b) 10% payable in  shares
                              of common stock ("Common Stock") of
                              ProNet  Inc.  (valued at  the  then
                              current trading price) or cash (the
                              "Deferred Amount"), in Buyer's sole
                              discretion, within 12 months  after
                              the closing of the Acquisition, and
                              (c)  the  balance (30%) payable  in
                              shares  of Common Stock (valued  at
                              the  then  current trading  price).
                              If  the  market value of the Common
                              Stock  payable  in accordance  with
                              Subsection  (c) above  falls  below
                              $18.00  per  share, the  number  of
                              shares  to  be  delivered  will  be
                              determined according to the  $18.00
                              per  share  value  (i.e., 2,400,000
                              DIVIDED BY 18 = 133,333 shares). If
                              the  market  value  of  the  Common
                              Stock payable in  accordance   with
                              Subsection  (c) above  rises  above
                              $22.00  per  share, the  number  of
                              shares  to  be  delivered  will  be
                              determined according to the  $22.00
                              per  share  value  (i.e., 2,400,000
                              DIVIDED  BY  22  = 109,091 shares).
                              The shares of  Common  Stock to  be
                              delivered shall be delivered at the
                              Closing   and   the   Seller    and
                              Shareholder   shall  be  restricted
                              from   selling   the   shares.  The
                              restriction shall  allow the shares
                              to  be  sold  at the rate of 25% of
                              the  total  amount  of shares to be
                              delivered  on  the sixth month, one
                              year,  eighteen  month and two year
                              anniversaries of the Closing of the
                              acquisition.   The  Purchase  Price
                              will   be   allocated  between  the
                              Acquired      Assets    and     the
                              Shareholder's (and Sam Miles')  and
                              the     Company's    Noncompetition
                              Agreements (in amount to be  agreed
                              to  by  the parties hereto).  Buyer
                              shall  pay the Company interest  at
                              the rate of 6 1/2% per annum on any
                              portion  of  the  Deferred   Amount
                              (calculated   from  the   date   of
                              Closing until paid).

                              The  shares of common stock  to  be
                              delivered   in   payment   of   the
                              Purchase Price shall be the subject
                              of  a Registration Rights Agreement
                              between the Shareholders and ProNet
                              pursuant  to  which  ProNet   shall
                              agree  that  such shares  shall  be
                              registered with the Securities  and
                              Exchange  Commission  (the   "SEC")
                              within  14 days after the  delivery
                              of such shares to the Shareholders.

Purchase Price Adjustment     The  final  Purchase Price  may  be
                              subject to adjustment in respect of
                              the  number  of pagers in  service.
                              Buyer will pay the Company for  the
                              increase over 13,000 in the  number
                              of   pagers  in  service   at   the
                              Closing. The amount of compensation
                              will be determined as follows:
                              (a)  $65   plus    the    Company's
                                   pager  cost  for  each  leased
                                   pager added
                              (b)  $25  for  each  reseller pager
                                   added
                              (c)  $65     for     each      COAM
                                   (nonreseller) pager sold

Acquired Assets               (a)  The      Company's       radio
                                   paging systems, including  all
                                   affiliated    networks     for
                                   continuity of such system  and
                                   including     all      pending
                                   applications, as well  as  any
                                   proposed/pending  transactions
                                   to  acquire paging systems  or
                                   frequencies (collectively, the
                                   "System"), and any frequencies
                                   licensed  for radio paging  in
                                   such  metropolitan areas  held
                                   by   the   Company   but   not
                                   currently    used    in    the
                                   operation of the System

                              (b)  All of the System's pagers  in
                                   the field (provided the number
                                   of pagers in service shall not
                                   be  less  than 13,000  at  the
                                   date of Closing)

                              (c)  All of the tangible assets  of
                                   the      System      including
                                   receivers, transmitters,  base
                                   station  equipment,  inventory
                                   (of   an  appropriate  working
                                   level  to  supply the System),
                                   furniture,    fixtures     and
                                   computer equipment

                              (d)  Accounts receivable.

                              (e)  To  the extent assignable, all
                                   outstanding          licenses,
                                   authorizations,  permits   and
                                   certificates  issued  to   the
                                   Company    by   the    Federal
                                   Communications Commission  and
                                   other governmental authorities
                                   and  all  pending applications
                                   with  respect to the same used
                                   by  the  Company in connection
                                   with  or  necessary  for   the
                                   operation of the System

Excluded Assets               (a)  The   Company's   cash:    the
                                   cash   and   cash  equivalents
                                   (excluding            accounts
                                   receivable).

                              (b)  Ford    Mustang    and    Ford
                                   Explorer.

Noncompetition Agreement      The  Company,  the Shareholder  and
                              Sam Miles will agree not to compete
                              with Buyer in the area in which the
                              Company serves its customers for  a
                              period  of  five  years  from   the
                              closing of the Acquisition.

Representation and Warranties The Shareholder shall represent and warrant that (a) neither he nor the
                              Company   has  entered   into   any
                              agreement  pursuant  to  which  any
                              person  or entity has obtained  the
                              right to acquire any portion of the
                              securities  or all or substantially
                              all  of  the assets of the  Company
                              (whether  by purchase of assets  or
                              stock, by merger or otherwise), and
                              (b)  except as otherwise  disclosed
                              on   the   appropriate   disclosure
                              schedule,  the execution,  delivery
                              and  performance of the  Definitive
                              Agreement  by  the Shareholder  and
                              the  Company  do not and  will  not
                              breach,  violate or conflict  with,
                              or  permit the cancellation of, any
                              agreement  to which the Shareholder
                              or  the  Company is a party  or  by
                              which   any   of  them   or   their
                              properties is bound.

License Transfers             Within  30  days after the  parties
                              have  signed this letter of intent,
                              Buyer  (with  Seller's  assistance)
                              shall   apply   with  the   Federal
                              Communications Commission  for  the
                              transfer  of all licenses currently
                              issued  to  the Company  (including
                              any   pending   applications   with
                              respect   to  the  Company).    The
                              parties  will each pay one-half  of
                              the cost of such applications.

Liabilities                   The Company will pay or provide for
                              payment at closing for all  of  its
                              liabilities (including all debt and
                              accounts  payable)  so  that  Buyer
                              will   be  receiving  the  Acquired
                              Assets   free  and  clear  of   all
                              liabilities,       liens        and
                              encumbrances.

Indemnification/Offset        Buyer  shall have a right to offset
                              against the Deferred Amount for any
                              damages resulting from breaches  of
                              the  Definitive  Agreement  by  the
                              Company or the Shareholder.

ProNet Guarantee              ProNet    shall    guarantee    the
                              obligations  of Buyer contained  in
                              the Definitive Agreement.